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                                                                     EXHIBIT 4.2


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                               GENERAL MAGIC, INC.

   WARRANT FOR THE PURCHASE OF SHARES OF SERIES E CONVERTIBLE PREFERRED STOCK


No. 01                                                          up to 100 shares


FOR VALUE RECEIVED, GENERAL MAGIC, INC., a Delaware corporation (the "Company"), with its principal office at 420 N. Mary Avenue, Sunnyvale, California 94086, hereby certifies that EXCITE, INC. (the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time before 5:00 p.m. (Pacific Time) on the date fifteen (15) months from the date hereof (the "Expiration Date"), up to One Hundred (100) fully paid and nonassessable shares of Series E Convertible Preferred Stock of the Company (the "Series E Stock"), at an exercise price per share equal to Ten Thousand Dollars ($10,000) (the "Exercise Price").

         The number of shares of Series E Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Series E Stock are subject to adjustment from time to time as hereinafter set forth. The shares of Series E Stock deliverable upon such exercise, as adjusted from time to time, together with the shares of common stock of the Company ("Common Stock") issuable upon either (i) net issue exercise of this Warrant pursuant to Section 1(b) (the "Net Exercise Stock") or (ii) conversion of the Series E Stock deliverable upon exercise of the Warrant, are hereinafter sometimes referred to as "Warrant Shares."

         SECTION 1.  EXERCISE OF WARRANT; NET ISSUE EXERCISE.

         (a) GENERAL. This Warrant may be exercised in whole or in part on any business day prior to the Expiration Date by presentation and surrender to the Company at its principal office at the address set forth in the initial paragraph hereof (or at such other address as the Company may hereafter notify the Holder in writing) with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the Exercise Price in lawful money of the

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United States of America in the form of a check, wire transfer of funds, notice of election of net issue as provided in Section 1(b) below, or cancellation of indebtedness of the Company to the Holder, subject to collection, for the number of shares of Series E Stock specified in the Purchase Form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares of Series E Stock purchasable hereunder. Upon receipt by the Company of this Warrant and such Purchase Form, together with proper payment of the Exercise Price, at such office, the Holder shall be deemed to be the holder of record of such number of shares of Series E Stock or Net Exercise Stock, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

         (b) NET ISSUE EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of the share(s) of Common Stock into which a share of Series E Stock is convertible is greater than the Exercise Price (at the date of exercise), in lieu of exercising this Warrant for cash, the Holder may elect to receive Common Stock into which the Series E Stock is convertible equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Purchase Form and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                           X = Y (A-B)
                               -------
                                  A

                           Where

                           X = the number of shares of Common Stock to be issued
to the Holder

                           Y = the number of shares of Common Stock or other
capital stock into which the Series E Stock purchasable under the Warrant is convertible (at the date of exercise) or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of exercise)

                           A = the fair market value of the share(s) of
Company's Common Stock into which one share of Series E Stock is convertible (at the date of exercise)

                           B = Exercise Price (as adjusted to the date of
exercise)


For purposes of the above calculation, current fair market value of Common Stock shall mean with respect to each share of Common Stock:

                  (i) if traded on a national securities exchange or the Nasdaq National Market (or similar national quotation system), the fair market value shall be deemed to be the closing price (last reported sale) on the day the current fair market value of the securities is being determined;



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                  (ii) if traded over-the-counter, the fair market value shall be deemed to be the closing bid price quoted on the day the current fair market value of the securities is being determined; or

                  (iii) if at any time the Common Stock is not traded as described in (i) or (ii) above, the current fair market value shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by its Board of Directors, unless the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the fair market value shall be deemed to be the value received by the holders of the Company's Common Stock on a common equivalent basis pursuant to such merger or acquisition.


         SECTION 2. ISSUANCE OF NEW WARRANT.In the event of any exercise of the rights represented by this Warrant, certificates for the Series E Stock or Net Exercise Stock so purchased shall be delivered to the holder hereof as soon as practicable (but not later than ten (10) business days after exercise) and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the portion of the Series E Stock, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within a reasonable time (but not later than ten (10) business days after exercise). Such exercise shall be deemed to have been made immediately prior to the close of business on the date of surrender of this Warrant.

         SECTION 3. RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Series E Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise in accordance with the terms of this Warrant, shall be validly issued, fully paid and nonassessable.

         SECTION 4. FRACTIONAL INTEREST. The Company will not issue a fractional share of Series E Stock or Common Stock upon exercise of this Warrant. Instead, the Company will deliver its check for the current fair market value of the fractional share, as determined in good faith by the Board of Directors of the Company.

         SECTION 5. REPLACEMENT OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         SECTION 6. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant. Nothing contained in this Warrant



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shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Series E Stock purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

         SECTION 7. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of the Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                  (a) RECLASSIFICATION OF OUTSTANDING SECURITIES. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company shall execute a new Warrant (in form and substance reasonably satisfactory to the Holder of this Warrant) providing that the Holder of this Warrant shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of Series E Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change by a holder of one share of Series E Stock. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this subsection (a) shall similarly apply to successive reclassification or changes.

                  (b) SUBDIVISIONS OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Series E Stock, the Exercise Price and the number of Series E Stock issuable upon exercise hereof shall be proportionately adjusted.

                  (c) STOCK DIVIDENDS. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend payable in shares of Series E Stock (except any distribution specifically provided for in the foregoing subsections (a) and (b)), then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Series E Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Series E Stock outstanding immediately after such dividend or distribution and the number of Series E Stock subject to this Warrant shall be proportionately adjusted.

                  (d) NOTICE OF RECORD DATE. In the event of any taking by the Company of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other



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corporation, or any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail to the Holder of this Warrant, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (e) NO ADJUSTMENT UPON EXERCISE OF WARRANTS. No adjustments shall be made under any Section herein in connection with the issuance of the Series E Stock subsequent to exercise of the Warrant.

         SECTION 8. OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of Section 7, the Company shall deliver an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officer's certificate shall be signed by the chairman, chief executive officer, president or chief financial officer of the Company.

         SECTION 9. MERGERS, CONSOLIDATION, SALES. In the case of any proposed consolidation or merger of the Company with another entity, or the proposed sale of all or substantially all of its assets to another person or entity, lawful and adequate provision shall be made whereby the Holder of this Warrant shall thereafter have the right to receive upon the basis and upon substantially the terms and conditions specified herein, in lieu of the shares of the Series E Stock of the Company immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger or sale) be issued or payable with respect to or in exchange for the number of shares of such Series E Stock purchasable hereunder immediately before such consolidation, merger, or sale. In any case appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof shall thereafter be applicable as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant.

         SECTION 10. TRANSFER RESTRICTIONS; REPRESENTATIONS OF HOLDER.

         (a) This Warrant is transferable to the Holder's affiliates, without the written consent of the Company, and to other persons, with the consent of the Company; provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 10(b), and such transferee shall confirm in writing the representations set forth in Section 10(b) and shall agree to be bound by the terms of this Warrant.

         (b) This Warrant may not be exercised and neither this Warrant nor any of the Warrant Shares, nor any interest in either, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities or Blue Sky laws and the terms and conditions hereof. Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant. Each certificate for Warrant Shares issued upon exercise of this Warrant shall bear a legend substantially in the following form:



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                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Any certificate for any Warrant Shares issued at any time in exchange or substitution for any certificate for any Warrant Shares bearing such legend shall also bear such legend unless, in the opinion of counsel for the Company, the Warrant Shares represented thereby need no longer be subject to the restrictions contained herein. The provisions of this Section 10 shall be binding upon all subsequent Holders of certificates for Warrant Shares bearing the above legend and all subsequent Holders of this Warrant, if any. In addition, in connection with the issuance of this Warrant, the Holder specifically represents to the Company by acceptance of this Warrant as follows:

                  (a) The Holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The Holder is acquiring this Warrant (and the underlying Warrant Shares) for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Securities Act of 1933, as amended (the "Act").

                  (b) The Holder understands that neither this Warrant nor the Warrant Shares have been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein.

                  (c) The Holder further understands that this Warrant (and the Warrant Shares) must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. Moreover, the Holder understands that the Company is under no obligation to register and qualify this Warrant.

                  (d) The Holder is aware of the provisions of Rule 144 promulgated under the Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: the



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availability of certain public information about the Company, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; and the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended).

                  (e) The Holder further understands that at the time Holder wishes to sell the Warrant Shares there may be no public market upon which to make such a sale, and that, except as set forth in the Series E Preferred Stock and Warrant Purchase Agreement dated June 18, 1999 (the "Purchase Agreement") the Company is under no obligation to register the Warrant Shares.

                  (f) The Holder further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

         SECTION 12. GOVERNING LAW. This Warrant is delivered in the State of California and shall be construed in accordance with and governed by the laws of that State, without regard to its conflicts of laws principles.

         SECTION 13. MODIFICATION AND WAIVER. Neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by an instrument in writing signed by the Company and by the Holder hereof.

         SECTION 14. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified mail, confirmed facsimile or personal delivery, to the Holder at the Holder's address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as the Company shall have notified Holder.

         SECTION 15. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

         SECTION 16. ENTIRE AGREEMENT. This Warrant, together with the Purchase Agreement and the documents delivered pursuant thereto, constitutes the entire agreement between the parties pertaining to the subject matter herein and supersedes all prior and contemporaneous agreements, representations and undertakings of the parties.



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         IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of June 18, 1999.



                                             GENERAL MAGIC, INC.


                                             By:________________________________

                                             Name:______________________________

                                             Title:_____________________________



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                                  PURCHASE FORM



         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _________________ (_________)(1) shares of Series E Preferred Stock of GENERAL MAGIC, INC. and herewith [makes payment of _________________________________ Dollars ($________) therefor] [elects a Net
Issue Exercise pursuant to the provision of Section 1 of the within Warrant for _________ shares of Common Stock (as calculated in accordance with the terms therewith)], and requests that the certificates for such shares be issued in the name of, and delivered to, __________________________________________, whose address is_____________________________________________________________________.

         The undersigned represents that it is acquiring such shares for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within its control).

Dated:  _______________



                                             (Signature must conform in all
                                               respects to name of Holder)


                                        By:_____________________________________

                                        Title:__________________________________

--------

(1) Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercise), in either case without making any adjustment for additional Warrant Shares or any other stock or the adjustment provisions of the Warrant, which may be deliverable upon exercise.